Exhibit 10.8

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties on July 30, 2019 in Beijing, the People’s Republic of China (the “PRC”):

Party A:

Genetron (Tianjin) Co., Ltd., a limited liability company, organized and existing under the laws of the PRC, with its address at Room 113(Deqing (Tianjin) Business Secretary Co., Ltd. No. 0720), Guotai Building No. 2, East of Yingbin Avenue, Tianjin Pilot Free Trade Zone (Central Business District).

Party B:	Wang Sizhen, a Chinese citizen with Chinese Identification No.: [ ]; and

Wei Shuyan, a Chinese citizen with Chinese Identification No.: [    ]; and

Wang Xiaoge, a Chinese citizen with Chinese Identification No.: [    ]; and

Beijing Genetron Junmeng Investment Management Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 202, 2nd Floor, Building 10, Zone No.1, Courtyard No.8, Life Park Road, Zhongguancun Life Science Park, Huilongguan Town Changping District, Beijing, China (the “Genetron Junmeng”); and

Zhuhai Genetron Junhe Investment Management Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 105-36710 (Centralized Office No.36710), No. 6, Baohua Road, Hengqin New District, Zhuhai, China (the “Genetron Junhe”); and

Beijing Genetron Junlian Investment Management Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 203, 2nd Floor, Building 10, Zone No.1, Courtyard No.8, Life Park Road, Zhongguancun Life Science Park, Huilongguan Town , Changping District, Beijing, China (the “Genetron Junlian”); and

Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 201 (in Shenzhen Qianhai Secretary Business Service Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (the “Jiadao Gongcheng”); and

Shenzhen Haixia Life Science Investment Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 201 (in Shenzhen Qianhai Business Secretary Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, China (the “Haixia Fund”); and

Yueyin (Tianjin) Asset Management Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at 1-103-6, Chuangzhi Building, No. 482, Anime Middle Road, Tianjin Eco-city (the “Yueyin Tianjin”); and

Gongqingcheng Sharing Houde Guoqian Innovative Investment Management Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at 405-141, Gongqingcheng Private Equity Fund Park, Jiujiang City, Jiangxi Province, China (the “Gongqingcheng Sharing”); and

Yi Kang (Ningbo) Medical Investment Management Co., Ltd., a limited liability company, organized and existing under the laws of the PRC, with its address at Room 6038, Building 2, No. 406, Xinqijingang Road, Beilun District, Ningbo City, Zhejiang Province, China (the “Yikang Ningbo”); and

Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at No. 37, Keling Road, Science and Technology City, Suzhou High-tech District, Suzhou City, Jiangsu Province (the “Suzhou Sharing”); and

Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 1111, No. 3255, Zhoujiazui Road, Yangpu District, Shanghai (the “Yuanxing Yinshi”); and

Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 105-53163(centralized office area), No. 6, Baohua Road, Hengqin New District, Zhuhai City (the “Zhuhai Jinchang”); and

Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at A401-F03, No.3 Building, Longgang Tian’an Digital Innovation Park, Longcheng Street, Longgang District, Shenzhen City (the “Shenshang Xingye”); and

Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 201(in Shenzhen Qianhai Business Secretary Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City, China (the “Chuanjiabao”); and

Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at 1-107-20, Chuangzhi Building, No. 482, Anime Middle Road, Tianjin Eco-City, Tianjin (the “Yueyin Xinxin”); and

Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room 105-10089, No. 6, Baohua Road, Hengqin New District, Zhuhai City (the “Hengqin Kunming”); and

Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at 701, Building A, Block 4, Software Industry Base, Haitian 1st Road, Yuehai Street, Nanshan District, Shenzhen (the “Shenzhen Sharing”); and

Zhongsen Lvjian International Technology Co., Ltd., a joint stock company organized and existing under the laws of the PRC, with its address at 5D2-B, Building 2, No.1 Courtyard, Naoshikou Street, Xicheng District, Beijing (the “Zhongsen Lvjian”); and

Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at G1300, Area A, Room 401, Building 1, No. 88, Meishan Qixing Road, Beilun District, Ningbo City, Zhejiang Province, China (the “Xianggong Investment”); and

Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership), a limited partnership organized and existing under the laws of the PRC, with its address at Room A223, Public Service Center, No. 1 Zhongma Street, Zhongma Qinzhou Industrial Park, Qinzhou City, Guangxi, China (the “Guangxi Yueyin”, together with other Party B, except Wang Sizhen, Wei Shuyan, Wang Xiaoge, Genetron Junhe, Genetron Junlian, Genetron Junmeng, collectively referred to as “Investor Party B”).

Party C:

Genetron Health (Beijing) Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at Room 201, 2nd Floor, Building 11, Zone No.1, Courtyard No.8, Life Park Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing, China.

In this Agreement, each of Party A, Party B and Party C shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1	Party B holds 100% of the equity interests of Party C collectively;

2

Party A is a company wholly held by Genetron Health (Hong Kong) Company Limited (a company registered under the laws of Hong Kong) (the “Hong Kong Company”), and the Hong Kong Company is wholly held by Genetron Holdings Limited (a company registered under the laws of the Cayman Islands) (the “Cayman Company”);

3	Party B and Party C are respectively inclined to grant Party A an irrevocable and exclusive option to purchase all or part of the equity interests and assets of Party C held by Party B;

4	Party A, Party B and Party C intend to execute this Agreement for the purpose that Party B and Party C grants Party A an exclusive option right.

Now therefore, through mutual discussion and negotiation, the Parties have reached the following agreements:

1.	Sale and Purchase of Equity Interest and Assets

1.1	Option Granted

Party B hereby severally, but not jointly agrees to grant Party A an irrevocable and exclusive right to purchase, or designate one or more persons (the “Designee”, shall be the Cayman Company or any subsidiaries directly or indirectly controlled by it) to purchase the equity interests in Party C that held by Party B, once or at multiple times at any time in part or in whole and at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A in Party A’s sole and absolute discretion to the extent permitted by the PRC laws (including any laws, administrative regulations, rules, notifications, interpretations or other binding documents issued by any central or local legislative, executive or judicial authority before or after the signing of this Agreement, the “PRC laws”) within the term of this agreement (the “Equity Interest Purchase Right”). Party C hereby agrees the grant by Party B of the Equity Interest Purchase Right to Party A. Party C hereby agrees to grant Party A an irrevocable and exclusive right to purchase, or designate the Designee to purchase a portion or whole of the asset of Party C from Party C, once or at multiple times at any time, and at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A in Party A’s sole and absolute discretion to the extent permitted by the PRC laws within the term of this agreement (the “Asset Purchase Right”, and together with the Equity Interest Purchase Right referred to as the “Purchase Right”). Party B hereby agrees the grant by Party C of the Asset Purchase Right to Party A. Except for Party A and the Designee, no other third party shall be entitled to the Purchase Right or other rights with respect to the equity interests held by Party B and assets of Party C. The term “person” as used herein shall refer to individuals, corporations, joint ventures, partnerships, enterprises, trusts or non-corporate organizations. Despite there are other provisions hereof or any other documents, Party A shall not exercise the Equity Interest Purchase Right hereof with respect to any equity interests held by any Investor Party B without the written consent of relevant Investor Party B or the reorganization plan approved by all the directors of the Cayman Company, unless Party A exercise the Equity Interest Purchase Rights with respect to the equity interests held by all Party B on a pro rata basis.

1.2	Steps for Exercise of the Purchase Right

The exercise of the Purchase Right by Party A shall subject to the provisions of the PRC laws. Party A may exercise the Purchase Right according to Article 1.1 by issuing a written notice to Party B and\or Party C (the “Equity Interest Purchase Notice” or the “Asset Purchase Notice”), specifying: (a) Party A’s decision to exercise the Purchase Right; (b) the equity interests to be purchased by Party A and\or the Designee from Party B (the “Purchased Interests”) and/or the asset to be purchased by Party A and\or the Designee from Party C

(the “Purchased Asset”) ; and (c) the purchase date or transfer date of the Purchased Interests and/or the Purchased Asset. After receiving the Equity Interest Purchase Notice and/or the Asset Purchase Notice, Party B and/or Party C shall transfer the Purchased Interests and/or the Purchased Asset to Party A and/or the Designee according to the notice through the way specified in article 1.4 herein.

1.3	Purchase Price and Payment

The total purchase price (the “Purchase Price”) for the purchased interest and/or asset shall be the nominal price when Party A exercises the Purchase Right, however, if the relevant governmental department or the PRC laws require that the Purchase Price be different from the nominal price, then the Purchase Price shall be the lowest price meeting such requirements. Notwithstanding, to the extent permitted by the PRC laws, the Purchase Price Party A and/or the Designee paid to Party B and/or Party C shall be returned by Party B and/or Party C to Party A and/or the Designee (but the tax (if applicable) is withheld and deducted from the Purchase Price). After necessary tax is withheld and deducted for the Purchase Price in accordance with the PRC laws, the Purchase Price shall be paid to the designated account of Party B and/or Party C within 7(seven) days from the date when the Purchased Shares and/or the Purchased Asset is officially transferred to Party A and/or the Designee.

1.4	Transfer of the Purchased Interests and/or the Purchased Asset

For each exercise of the Purchase Right:

1.4.1

Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B and/or Party C’s transfer of the Purchased Interests and/or the Purchased Asset;

1.4.2

Party B and/or Party C shall execute an equity interest transfer contract and/or an asset transfer contract, and any other documents with respect to each transfer with Party A and/or the Designee (if applicable) , in accordance with the provisions of this Agreement and the Equity Interest Purchase Notice and/or the Asset Purchase Notice;

1.4.3

The relevant Parties shall execute all other necessary contracts, agreements or documents (including but not limited to the Articles of Association, the joint venture Contract and its amendment of Party C), obtain all necessary internal approval and authorization, government approvals, licenses and permits (including but not limited to Party C’s business license) and take all necessary measures to transfer the valid ownership of the Purchased Interests and/or the Purchased Asset to Party A and/or the Designee, unencumbered by any security interests, and cause Party A and/or the Designee to become the registered owner(s) of the Purchased Interests (subject to the completion of corresponding industrial and commercial registration and the filing of the commercial department (if applicable))and/or the owner of the Purchased Asset. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition rights, rights of first refusal, rights to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, the Equity Interest Pledge Agreement or any other transaction documents(as defined in the Equity Interest Pledge Agreement). The “Equity Interest Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Interest Pledge Agreement (as amended from time to time) executed by and among Party A, Party B and Party C on the date hereof. Under the Equity Interest Pledge Agreement, Party B may, in order to guarantee party C to fulfill its obligations under the Exclusive Business Cooperation Agreement executed between party C and party A on the date hereof (as amended from time to time, the “Business Cooperation Agreement”), the Shareholder Voting Rights Entrustment Agreement executed among the Parties on the date hereof ( as amended from time to time, the “Shareholder Voting Rights Entrustment Agreement”), the Power of Attorney(if any)(as amended from time to time, the “Power of Attorney”) issued by Party B according to the Shareholder Voting Rights Entrustment Agreement and this Agreement, respectively pledge to Party A the full equity interests of Party C it holds.

2.	Covenants

2.1	Covenants of Party C

Party C hereby covenants as follows:

2.1.1

Without the prior written consent of Party A, Party C shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, change its structure of registered capital in other manners or take any other measures to separate, dissolve or change the forms of Party C;

2.1.2

Party C shall maintain its corporate existence in accordance with good financial and business standards and practices, operate its business and handle its affairs prudently and effectively, and shall fulfill the obligations stipulated under the Business Cooperation Agreement;

2.1.3

Without the prior written consent of Party A, Party C shall not at any time from the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets (tangible or intangible assets) of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB1,000,000, or allow the encumbrance thereon of any security interest;

2.1.4

Unless otherwise required by the PRC laws, Party C shall not be dissolved or liquated without prior written consent by Party A; After the liquidation described in Article 3.6, Party B shall pay any residual value to Party A in full or shall cause such payment to take place. Provided that such payment is forbidden according to the PRC laws, Party B will pay the income to Party A or the Designee of Party A to the extent permitted by the PRC laws.

2.1.5

Without the prior written consent of Party A, Party C shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debt incurred in the ordinary course of business other than through loans; and (ii) debts have been disclosed to Party A for which Party A’s written consent has been obtained.

2.1.6

Party C shall always operate all of Party C’s businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value; and the board of directors of Party A is entitled to supervise the asset of Party C and assess whether it has control over the above asset. If the board of directors of Party A believes that the business operation of Party C will affect the value of its asset or affect the board’s control over the asset of Party C, Party A will engage legal counsels or other professionals to deal with issues hereof;

2.1.7

Without the prior written consent of Party A, Party C shall not execute any major contract, except for the contracts in the ordinary course of business and the contracts signed between Party C and Party A’s foreign parent company or its subsidiaries directly or indirectly held by Party A’s foreign parent company (for the purpose of this subsection, a contract with a price exceeding RMB 1,000,000 shall be deemed as a major contract);

2.1.8

Without the prior written consent of Party A, Party C shall not provide any person with any loan, financial support, or mortgage, pledge and any other form of security, or shall not allow any other third party to place any mortgage or pledge on Party C’s asset or equity interests;

2.1.9	Party C shall provide all materials relating to its operation and financial status to Party A upon Party A’s request;

2.1.10	Without the prior written consent of Party A, Party C shall not engage in any merge, partnership, joint venture or union with any party, or to acquire or invest in any party;

2.1.11

Party C shall promptly notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue, and take all necessary measures as Party A may reasonably request;

2.1.12

To maintain the ownership by Party C of all of its assets, Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary and appropriate defenses against all claims;

2.1.13

Without the prior written consent of Party A, Party C shall ensure that it shall not in any manner distribute dividends to its shareholders. Provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14

At the request of Party A, Party C shall appoint any person designated by Party A as the director, supervisor and/or senior management of Party C, and/or remove the incumbent director, supervisor and/or senior management and perform all relevant resolutions and filing procedures; Party A shall be entitled to require Party B and Party C to replace the foregoing personnel;

2.1.15

Subject to other provisions of this Agreement (including but not limited to Articles 5.2 and Articles 12.1), if Party A fails to exercise the Purchase Right due to the Party C’s shareholders or Party C fails to fulfill the tax obligation under the applicable laws, Party A shall be entitled to request Party C or its shareholders to fulfill the tax obligation, or request Party C or its shareholders to pay the tax to Party A so that Party A can pay it on behalf of Part C or its shareholders;

2.1.16

As for the covenants applicable to Party C under Article 2.1 hereof, Party C shall cause its subsidiary companies to similarly obey the covenants under applicable situations as if the subsidiary companies are acting as Party C and bound by the corresponding articles herein.

2.2	Covenants of Party B

Party B hereby severally, not jointly and irrevocably covenants as follows: Excepted as otherwise provided herein, the Investor Party B only covenants as stated in the following Articles of 2.2.1, 2.2.4, 2.2.5, 2.2.6, 2.2.7, 2.2.8, 2.2.9, 2.2.10, 2.2.11, 2.2.12, 2.2.13, 2.2.14, and 2.2.15:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the pledge placed thereon in accordance with the Equity Interest Pledge Agreement or any other transaction documents (as defined in the Equity Interest Pledge Agreement); and Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting and/or the directors (or the executive director) of Party C not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed thereon in accordance with the Equity Interest Pledge Agreement or any other transaction documents(as defined in the Equity Interest Pledge Agreement);

2.2.2	Party B shall not engage in any business operations or take any other actions that may adversely affect Party C’s reputation;

2.2.3	Party B shall take reasonable measures to ensure Party C’s business licenses are legitimate, effective and renewed in according with the law;

2.2.4

As shareholders of Party C, Party B shall not injure any of the interests of Party C by abusing the shareholder’s rights; Party A shall be entitled to exercise the Purchase Right under the Exclusive Option Agreement in the case of Party B’s abusing;

2.2.5

Party B shall not request Party C to distribute dividends or profits in other forms with respect to the Party C’s equity held by Party B, or shall not submit relevant resolution matters to the Board of Directors. In any event that Party B receives any revenue, profit distribution or dividend of Party C, Party B shall forfeit such revenues, profits distribution and dividends, and promptly transfer or pay the foregoing revenues, profit distribution, dividend to Party A or the Designee to the extent permitted by the PRC laws;

2.2.6

Party B shall cause the shareholders’ meeting and/or the directors (or the executive director) of Party C not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B without the prior written consent of Party A, or set the encumbrance thereon of any security interests, except for the pledge placed hereon according to the Equity Interest Pledge Agreement;

2.2.7

Party B shall cause the shareholders’ meeting and/or the board of directors (or the executive director) of Party C not to approve the merge, partnership, joint venture or union with any person, or the acquisition of or investment in any person, or Party C’s splitting, modification of the Article of Association of Party C or its joint venture contract, or the change of registered capital or the form of Party C without the prior written consent of Party A;

2.2.8

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B, and take any and all necessary measure as Party A may reasonably request;

2.2.9

Party B shall cause the shareholders’ meeting or the board of directors (or the executive director) of Party C to vote their approval of the transfer of the Purchased Interests and/or the Purchased Asset as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.10

At the request of Party A at any time, Party B and/or Party C shall immediately and unconditionally transfer its equity interests and/or assets of Party C to Party A and/or the Designee in accordance with the Purchase Right under this Agreement, and Party B shall hereby waive its right of first refusal to the transfer of equity interests by any other shareholder of Party C to Party A (if any);

2.2.11

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A (including but not limited to the Equity Interest Pledge Agreement and the Business Cooperation Agreement), perform obligations hereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement or the Equity Interest Pledge Agreement or the Power of Attorney in which Party A as a beneficiary, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

2.2.12

Prior to Party C’s liquidation, if Party A (or the Designee) has paid the Purchase Price of equity interest to Party B, but related changes in the registration in authority has not completed, Party B shall pay the income from distribution of residual property of Party C’s equity held by Party B to Party A or its Designee freely at the time of or after dissolution of Party C. Under such circumstance, Party B should not claim any rights for related income of residual property distribution (unless under Party A’s instruction);

2.2.13

Party B agrees to unconditionally return the Purchase Price received from Party A for the transfer of the Purchased Interests and/or the Purchased Asset transferred by Party B to the extent permitted by the PRC Laws at that time (but the tax (if applicable) shall be withheld and deducted for the Purchase Price); and

2.2.14

Party B agrees to execute an irrevocable Power of Attorney in the form and substance satisfactory to Party A, and entrust Party A or the Designee to exercise all the shareholders’ rights of Party B; and

2.2.15	Party B shall ensure that Party C will be validly existing and in good standing, and will not be terminated, liquidated or dissolved.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A as stated in the following articles from Article 3.1 to Article 3.2, severally and not jointly, as of the date of this Agreement and each date of the transfer of the Purchased Interests and the Purchased Asset, and Party C hereby represents and warrants to Party A as stated in the following articles from Article 3.4 to Article 3.9, as of the date of this Agreement and each date of the transfer of the Purchased Interests and the Purchased Asset:

3.1

They have the power and capacity to execute and deliver this Agreement and any transfer contracts to which they are parties concerning the Purchased Interests and/or the Purchased Asset to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Purchase Right. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall or will not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, joint venture contracts, bylaws or other organizational documents; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to them;

3.3

Party B has a good and merchantable title to the equity interests of Party C held by Party B. Except for the Equity Interest Pledge Agreement or any other transaction documents (as defined in the Equity Interest Pledge Agreement), Party B has not placed any security interest on such equity interests;

3.4	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5	Party C does not have any outstanding debts, except for (i) debt incurred within the normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6

If Party C dissolves or liquidates required by the PRC laws, Party C shall sell all the assets to Party A or the Designee at the lowest price permitted under the PRC laws to the extent permitted by the PRC laws. Party C shall exempt any payment obligation of Party A or the Designee arising from the sale of assets; and subject to the applicable PRC laws at the time, any revenue arising from the sale of assets shall be paid to Party A or the Designee as part of service fees under the Business Cooperation Agreement;

3.7	Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.8	There are no existing or pending litigation, arbitration or administrative proceedings relating to the equity interests of Party C, assets of Party C or Party C.

3.9

Under the circumstance of death, incapacity, marriage, divorce, bankruptcy, dissolution, liquidation or other circumstances that may influence Party B’s equity interest of Party C, Party B’s successors (including spouse, children, parents, siblings and grandparents) or the shareholder or transferee of the equity of Party C at that time will be deemed to be the signatory of this Agreement, and be entitled to inherit, enjoy and undertake all rights and obligations of Party B herein, and transfer the relevant equity interests of Party C to Party A or the Designee according to the applicable law at that time and this Agreement.

4.	Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and the effective term shall be ten (10) years which may be extended by Party A, remaining effective until the date of the full transfer of the Purchased Interests and/or Purchased Assets held by Party B or Party C to Party A and/or the Designee (subject to the completion of the change of the industrial and commercial registration and the filing to the Commercial Department(if applicable)) and Party A, its subsidiary company and branches are legally engaged in Party C’s business. If Party A fails to confirm the renewal of this Agreement until the expiration of this Agreement, this Agreement shall be automatically renewed until Party A delivers the confirmation letter to determine the renewal term of this Agreement. Notwithstanding the foregoing, Party A is entitled to terminate this Agreement at any time by sending written notice to Party B and Party C, and be exempted from any liability for breach of contract relating to its unilateral termination of this Agreement. Unless otherwise provided by the PRC laws, Party B and Party C shall not be entitled to terminate this Agreement unilaterally.

5.	Liability for Breach of Contract

5.1

Unless otherwise specified in other articles herein, if a Party(the “Defaulting Party”) fails to fulfill certain obligations herein or violates this agreement in other ways, the other Parties (the “Damaged Party”) may: (a) notify the Defaulting Party of the nature and scope of the violation in writing and ask the Defaulting Party to remediate at its own expense within a reasonable period of time (hereinafter referred to as “Remediation Period”); and if the Defaulting Party fails to take remedial measures during the Remediation Period, the Damaged Party are entitled to ask the Defaulting Party to undertake all responsibilities for its violation and also compensate all actual economic losses due to the Damaged Party, including without limitation, the legal fees incurred in litigation and arbitration proceedings relating to the violation. The Damaged Party are also entitled to require the Defaulting Party to perform its contractual obligations and request the court or the relevant arbitration institution to issue an order of specific performance or compulsory performance by the Defaulting Party; (b) terminate this agreement and ask the Defaulting Party to undertake all responsibilities for its violation and also compensate all damages; or (c) place the pledged equity on discount, auction or selling according to the Equity Interest Pledge Agreement, be entitled to compensation priority in the amount of discount, auction and selling, and ask the Defaulting Party to undertake all losses hereof. While exercising the foregoing remedial right, the Damaged Party are entitled to other remedial rights regulated herein and under the relevant laws and regulations.

5.2

The Parties hereby agree and confirm that, subject to the compulsory requirements of PRC laws, if Party B or Party C is the Defaulting Party, the Damaged Party is entitled to terminate this agreement unilaterally and require the Defaulting Party to compensate the losses. However, if Party A is the Defaulting Party, the Party B and Party C shall exempt Party A’s obligation of compensating the losses, and unless the law states otherwise, the Party B and Party C is not entitled to terminate this agreement under any circumstance. Despite otherwise stipulated in this Agreement or other transaction documents (as defined in the Equity Interest Pledge Agreement) or any other document or law, if Investor Party B violate any warranty, promise, agreement, representation or condition provided in this Agreement, the Equity Interest Pledge Agreement, the Business Cooperation Agreement or other transaction documents (as defined in the Equity Interest Pledge Agreement), the Investor Party B shall be only liable to the extent of the equity interests of Party C held by Investor Party B respectively, and shall not bear any other liability to compensate to Party A or any other person. This article shall survive the termination of this Agreement regardless of the reason why this Agreement is terminated.

6.	Governing Law and Dispute Resolution

6.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by Chinese law.

6.2	Dispute Resolution

Any disputes arising from the interpretation and implementation of this agreement shall be firstly solved through the Parties’ friendly negotiations. In case that the consensus on settlement of such disputes is not reached within 30 days after any party asks the other party to reach solution through friendly negotiations, any party can submit the disputes to China International Economic and Trade Arbitration Commission, which gives verdict according to the prevailing arbitration rule at that time. The arbitration shall take place in Beijing and language for arbitration shall be Chinese. The arbitration award is final and binding on each party. The arbitral tribunal can order Party C to compensate the losses of Party A with Party C’s equity interests, assets or property rights and interests, reach judgment of mandatory relief through mandatory transfer of related business or assets or order Party B to declare bankruptcy. After the arbitration award becomes effective, any party is entitled to petition the relevant court to execute the arbitration award. If necessary, the arbitral institution is entitled to order the Defaulting Party to cease the breach of this agreement or refrain from actions that would increase the losses to Party A before making final verdict for the disputes of all parties. The courts in Hong Kong, Cayman Islands, China or other places with right of jurisdiction (including the court in the place of Party C, or the court in the place of main asset of Party A or Party C shall be deemed as the court with right of jurisdiction) similarly are entitled to confer or execute the verdict of the arbitral tribunal and is also entitled to make judgment or execute temporary relief for Party C’s equity or property interests, and give verdict or judgment of providing certain temporary relief for the party instigating the arbitration before the establishment of arbitral tribunal or in other appropriate circumstances, such as reaching verdict or judgment of ordering the Defaulting Party to cease the breaching of this Agreement or not to cause additional losses to Party A.

6.3

In the arbitration for any disputes arising from the interpretation and implementation of this agreement, the Parties herein shall continue executing other rights and obligations herein respectively except the matters herein in dispute.

6.4

Due to the issuing or alteration of any PRC Laws, rules or regulations or due to the change in interpretation or application of such laws, rules or regulations any time after the signing date, the following agreement shall be applicable: to the extent permitted by PRC Laws, (a) if the alteration of laws or newly issued regulations are more preferential for a Party compared to the relevant laws, decrees, orders or regulations that were in effect on the signing date hereof, each Party shall actively and immediately apply for obtaining the benefits brought by the modification or new regulations and put forth their best effort to obtain the approval for the application; or (b) in case that any party’s economic benefit is directly or indirectly adversely influenced due to the alteration of foregoing laws or newly issued regulations, this agreement shall be continuously executed as scheduled. All parties shall obtain the exemption from the altered or new regulations through legal means. If the negative effect on the economic benefit of any Party cannot be resolved under this agreement, all Parties shall immediately negotiate and make all necessary alterations to this agreement after receiving the notification of the affected Party to safeguard the economic benefit of the affected Party.

7.	Taxes and Fees

Party C shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

8.	Notices

8.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address or fax number of such Party as listed in Exhibit I. A confirmation copy of each notice shall also be sent by email.

The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

8.1.1	Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for notices;

8.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.2	Any Party may at any time change its address, fax number and or email address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

9.	Confidentiality

The Parties acknowledge that any oral or written information exchanged between the Parties in connection with this Agreement is regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the following circumstances: (a)the information is in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) the information is under the obligation to be disclosed pursuant to the applicable laws or rules of any stock exchange; (c) the information is required to be disclosed by any Party to its legal counsel or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels, or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section; or(d) the information is disclosed by any party as a limited partnership(or a direct or indirect affiliate or subsidiary of a limited partnership) to the general partners, managers and existing and potential limited partners of such limited partnership. Disclosure of any confidential information by the employees or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. The Parties agree that the provisions of this Article shall survive the termination of this Agreement regardless of the reason why this Agreement is terminated.

10.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

11.	Force Majeure

11.1

“Force majeure” refers to events that cannot be foreseen, avoided and overcome so that the this Agreement cannot be executed in part or full. Such events include but are limited to earthquake, typhoon, flood, water disaster, war, strike, turmoil, governmental behavior, changes to legal regulations or their application.

11.2

In case of the occurrence of a force majeure event, a Party’s obligation that is being affected by force majeure shall be automatically suspended during the delay caused by force majeure, and the party’s period of implementation of this agreement shall be automatically prolonged. The prolonged period is the period of the suspension, and the party shall not undertake responsibility and suffer from punishment for it. In case of force majeure, all parties shall instantly negotiate with each other to seek a fair solution and try to minimize effect of force majeure by exerting all reasonable efforts.

12.	Miscellaneous

12.1	Non-Joint Liabilities and Liability Limitations

Despite any adverse provisions in this Agreement or other transaction documents (as defined in the Equity Interest Pledge Agreement) or any other document or law, Party B’s obligations and liabilities under this Agreement are on a several and not joint basis.

Despite any other provision of this Agreement or other transaction documents (as defined in the Equity Interest Pledge Agreement) or any other document or law, all and any of the Investor Party B’s obligations or liabilities hereunder is limited to the equity interests of Party C held respectively by the Investor Party B. Except for the equity interests of Party C held by the Investor Party B, neither party may make any claims on the other assets of the Investor Party B in respect of all and any obligations under this Agreement and other transaction documents (as defined in the Equity Interest Pledge Agreement). This article shall remain effective regardless of the termination of this Agreement for any reason.

12.2	Amendments, changes and supplement

For matters not included herein, the Parties may otherwise enter into supplement agreement upon negotiations. Any revision and supplementation of this agreement shall be made in writing. Any revision and supplementary agreement signed by the Parties relating to this agreement shall be the inalienable part of this agreement, having the same legal effect.

If any revisions to this Agreement is proposed by the Stock Exchange of Hong Kong Limited or other regulatory authorities, or any change in the listing rules or related requirements hereof relating to this agreement, the parties shall revise this agreement reasonably and accordingly.

12.3	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

12.4	Headings

The headings of this Agreement are for convenience in reading only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

12.5	Text

This agreement has twenty-four copies with one held by each Party, having the same legal effect.

12.6	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.7	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

12.8	Survival

12.8.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

12.8.2	The provisions of Article 6,7,8,9,12.1 and this Article 12.8 shall survive the termination of this Agreement.

12.9	Waivers

Any Party may waive the rights hereof, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

12.10	Compliance with laws and regulations

The Parties shall comply with and make sure its business operation comply with all Chinese laws and regulations which are binding on them and have been formally issued and may be publicly acquired.

12.11	Transfer

Without prior written consent of Party A, Party C and/or Party B should not transfer any rights/and or obligations herein to any third party. Party B and Party C hereby agree that Party A is entitled to transfer any of Party A’s rights and/or obligations herein to any third party after notifying Party B and Party C in writing. Party B and Party C shall sign a supplementary agreement with the transferee or a new agreement containing substantially the same content herein with the transferee.

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Genetron (Tianjin) Co., Ltd. (seal)

/s/ Seal of Genetron (Tianjin) Co., Ltd.

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Legal Representative

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Genetron Health (Beijing) Co., Ltd. (seal)

/s/ Seal of Genetron Health (Beijing) Co., Ltd.

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Legal Representative

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Wang Sizhen

By:	/s/ Wang Sizhen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Wei Shuyan

By:	/s/ Wei Shuyan

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Wang Xiaoge

By:	/s/ Wang Xiaoge

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Beijing Genetron Junmeng Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Beijing Genetron Junmeng Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Zhuhai Genetron Junhe Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Genetron Junhe Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Beijing Genetron Junlian Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Beijing Genetron Junlian Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Gao Jing

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership) (seal)

/s/ Seal of Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership)

The Authorized Representative:	/s/ Kung Hung Ka

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shenzhen Haixia Life Science Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Haixia Life Science Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Sun Junjie

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Yueyin (Tianjin) Asset Management Center (seal)

/s/ Seal of Yueyin (Tianjin) Asset Management Center

The Authorized Representative:	/s/ Zheng Yufen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Gongqingcheng Sharing Houde Guoqian Innovative Investment Management Partnership (Limited Partnership) (seal)

/s/ Gongqingcheng Sharing Houde Guoqian Innovative Investment Management Partnership (Limited Partnership)

The Authorized Representative:	/s/ Huang Fanzhi

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Yi Kang (Ningbo) Medical Investment Management Co., Ltd. (seal)

/s/ Seal of Yi Kang (Ningbo) Medical Investment Management Co., Ltd.

The Authorized Representative:	/s/ Li Yuanyuan

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership) (seal)

/s/ Seal of Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership)

The Authorized Representative:	/s/ Bai Wentao

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Zhuo Fumin

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership)

The Authorized Representative:	/s/ Lin Muxiong

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership) (seal)

/s/ Seal of Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership)

The Authorized Representative:	/s/ Wu Shan

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership) (seal)

/s/ Seal of Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership)

The Authorized Representative:	/s/ Zheng Yufen

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership)

The Authorized Representative:	/s/ Lai Xiaoli

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Bai Wentao

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Zhongsen Lvjian International Technology Co., Ltd. (seal)

/s/ Seal of Zhongsen Lvjian International Technology Co., Ltd.

The Authorized Representative:	/s/ Zhu Qingyuan

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Cai Cong

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date and at the address first above written.

Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership) (seal)

/s/ Seal of Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership)

The Authorized Representative:	/s/ Zheng Yufen